Exhibit 10.1.3

                                 AMENDMENT NO. 1
                                     TO THE
                              ATWOOD OCEANICS, INC.
                             1990 STOCK OPTION PLAN



     Pursuant to the terms and provisions of Section 1.8 of the Atwood Oceanics, Inc. 1990 Stock Option Plan (the "Plan"), Atwood Oceanics, Inc., a Texas corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No. 1"):

                                       1.

     The fourth sentence of Section 1.12 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "In addition to the foregoing procedure which may be available for the exercise of any Stock Option or ISO Option, the option holder may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate representing the shares subject to an Option to a broker authorized to trade in the common stock of the Company."

                                       2.

     The eighth and ninth sentences of Section 1.12 of the Plan are hereby amended in their entirety by substituting the following therefor:

     "Further, the broker may also facilitate a loan to the option holder upon receipt of the exercise notice in advance receipt for issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of an Option. For all purposes of effecting the exercise of an Option, the date on which the option holder gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Stock underlying the Option."

                                       3.

     Section 1.16 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "1.16  Non-Transferability  of  Options.  Except as  otherwise  provided in
Section 2.1(b) with respect to Stock Options, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly, (but without limiting the generality of the foregoing), except as provided in Section 2.1(b) with respect to Stock Options and in the preceding sentence, the Option may not be assigned, transferred, pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect. 4.

     Section 1.17 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "1.17 Additional Documents on Death of Participant or on Transfer. No transfer of an Option by will or the laws of descent and distribution or otherwise pursuant to Section 2.1(b) shall be effective to bind the Company unless the Company shall have been furnished with written notice and such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the successor to the Option of the terms and conditions of such Option."

                                       5.

     Section 1.19 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "1.19 Shareholder Rights. No option holder shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option."

                                       6.

     The first sentence of Section 1.20 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "If dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation occurs, the option holder shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, in whole or in part, his then remaining Options whether or not then exercisable."

                                       7.

     Section 1.21 of the Plan is hereby amended in its entirety by substituting the following therefore:

     "1.21 Payment of Withholding Taxes. Upon the exercise of any Stock Option as provided herein, no such exercise shall be permitted, nor shall any stock be issued, until the Company receives full payment for the Stock purchased, which shall include any required federal withholding taxes. Further, upon the exercise of any Stock Option, the number of shares of Stock (based on fair market value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon exercise may be retained from the total shares of Stock to be issued upon exercise.

                                       8.

     Section 2.1 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "Section 2.1 Terms of Stock Options. Stock Options shall be granted by the Committee on the following terms and conditions:

     (a) General. Except as specifically provided in Section 2.3 hereof, with regard to the death of a Participant, no Stock Option shall be exercisable within six (6) months from nor more then ten (10) years after the date of the grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted to a Participant shall be exercisable only during the Participant's active employment with the Company, its parent or a subsidiary, except that (i) any such Stock Option which is otherwise exercisable as of the date of death of Participant may be exercised within twelve (12) months after the death of such Participant, and (ii) any Stock Option granted to a Participant which is otherwise exercisable as of the date of termination of such Participant's employment with the Company, its parent or a subsidiary, may be exercised at any time within three (3) months of such date of termination. If a Participant should die during the applicable three-month period following the date of such Participant's termination, the period of exercisability of any Stock Options granted to such deceased Participant shall be governed in accordance with clause (i) of the immediately preceding sentence.

     (b) Limited Transferability of Stock Options. The Committee may, in its discretion, authorize all or a portion of any Stock Options to be granted on terms which permit transfer by the Participant to (i) the spouse, children or grandchildren of the Participant, (ii) a trust or trusts for the exclusive benefit of the spouse, children or grandchildren of the Participant, or (iii) a partnership in which the spouse, children or grandchildren of the Participant are the only partners; provided in each case that (x) the stock option agreement pursuant to which such Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, and (y) subsequent transfers of transferred options shall be prohibited except those made in accordance with this section or by will or by the laws of descent and distribution. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to termination of employment set forth above in subsection (a) of this Section 2.1 and in Section
2.3 below shall continue to apply with respect to the original Participant, in which event the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The original participant will remain subject to withholding taxes upon exercise of any such Stock Option by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of a Stock Option on account of termination of employment or the original Participant."

                                       9.

     Section 2.3 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "2.3 Acceleration of Otherwise Unexercisable Stock Options on Termination of Employment or Death. If a Participant should die or should terminate employment with the Company, its parent or a subsidiary, the Committee, in its sole discretion, may permit all or any part of the shares subject to a Stock Option previously granted to such Participant to be exercised within three (3) months of the date of termination of employment of the Participant, or twelve
(12) months of the date of death of the Participant, as applicable, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such date. Provided, such discretionary authority of the Committee may not be exercised with respect to any Stock Option (or portion thereof) if the applicable six-month waiting period for exercise had not expired, except in the event of the death of the Participant, when such Stock Option may, with the consent of the Committee, be exercised notwithstanding the fact that the applicable six-month waiting period had not yet expired."

                                       10.

     Section 2.5 of the Plan is hereby amended in its entirety by substituting the following therefor:

     "2.5 Notice to Exercise Stock Options. Upon exercise of a Stock Option, an option holder shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Houston, Texas."

                                       11.

     Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan.

                                       12.

     This Amendment No. 1 was adopted by the Board of Directors of the Company on September 2, 1999. Approval of this Amendment No. 1 by the shareholders of the Company is not required pursuant to the terms and provisions of the Plan or by applicable law.

         Dated:  September 2,1999.



                              ATWOOD OCEANICS, INC.



                              /s/ James M. Holland
                                James M. Holland
                              Senior Vice President